SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-7
                                     Issuer

                                ----------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 24, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,846,331.

         o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

         o This supplement also modifies the "Method of Distribution" section on page S-60 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-41 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated March 24, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                               ---------------------------------------------
   Class                       0%       100%       300%       400%      500%
   -----                       --       ----       ----       ----      ----

   Class PO..............     0.9%      1.5%       3.1%       3.9%      4.7%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8 West                        Distribution Date:     5/25/03
New York, NY 10286
Officer:     Courtney Bartholomew   212-815-3236
Associate:   Sean O'Connell         212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2003-07


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  A1      12669D3F3        Senior          Fix-30/360       36,028,250.93         4.250000        521,956.37       127,600.06
  A2      12669D3G1        Senior          Var-30/360       49,198,023.23         1.720000        284,703.47        70,517.17
  A3      12669D3H9       Strip IO         Var-30/360       49,198,023.23         6.780000                 -       277,968.83
  A4      12669D3J5        Senior          Fix-30/360       65,001,750.00         4.500000                 -       243,756.56
  A5      12669D3K2        Senior          Fix-30/360       72,782,000.00         5.750000        385,538.44       348,747.08
  A6      12669D3L0        Senior          Var-30/360       32,136,031.00         2.657500      3,604,268.91        71,167.92
  A7      12669D3M8        Senior          Var-30/360       12,574,969.00        13.653045      1,410,366.13       143,072.18
  A8      12669D3N6       Strip IO         Fix-30/360       31,000,000.00         0.250000                 -         6,458.33
  A9      12669D3P1        Senior          Fix-30/360       27,900,000.00         5.500000                 -       127,875.00
  A10     12669D3Q9        Senior          Fix-30/360        3,100,000.00         5.500000                 -        14,208.33
   X      12669D7H5       Strip IO         Fix-30/360      159,639,197.29         0.329881                 -        43,884.95
  PO      12669D3R7       Strip PO         Fix-30/360        1,850,585.37         0.000000          4,254.50                -
  AR      12669D3S5        Senior          Fix-30/360                   -         5.750000                 -             0.19
---------------------------------------------------------------------------------------------------------------------------------
   M      12669D3T3        Junior          Fix-30/360        4,185,700.00         5.750000          3,967.55        20,056.48
  B1      12669D3U0        Junior          Fix-30/360        1,860,000.00         5.750000          1,763.06         8,912.50
  B2      12669D3V8        Junior          Fix-30/360        1,085,000.00         5.750000          1,028.45         5,198.96
  B3      12669D7J1        Junior          Fix-30/360          620,000.00         5.750000            587.69         2,970.83
  B4      12669D7K8        Junior          Fix-30/360          465,000.00         5.750000            440.77         2,228.13
  B5      12669D7L6        Junior          Fix-30/360          620,085.05         5.750000            587.77         2,971.24
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                     309,407,394.58                       6,219,463.11     1,517,594.74
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  A1            649,556.42            -       35,506,294.56             -
  A2            355,220.64            -       48,913,319.76             -
  A3            277,968.83            -       48,913,319.76             -
  A4            243,756.56            -       65,001,750.00             -
  A5            734,285.52            -       72,396,461.56             -
  A6          3,675,436.83            -       28,531,762.09             -
  A7          1,553,438.32            -       11,164,602.87             -
  A8              6,458.33            -       31,000,000.00             -
  A9            127,875.00            -       27,900,000.00             -
  A10            14,208.33            -        3,100,000.00             -
   X             43,884.95            -      154,379,632.97             -
  PO              4,254.50            -        1,846,330.87             -
  AR                  0.19            -                   -             -
--------------------------------------------------------------------------
   M             24,024.03            -        4,181,732.45             -
  B1             10,675.56            -        1,858,236.94             -
  B2              6,227.41            -        1,083,971.55             -
  B3              3,558.52            -          619,412.31             -
  B4              2,668.89            -          464,559.23             -
  B5              3,559.01            -          619,497.28          0.01
--------------------------------------------------------------------------
Totals        7,737,057.84            -      303,187,931.47          0.01
--------------------------------------------------------------------------

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original         Beginning        Scheduled                       Unscheduled
                         Certificate      Certificate       Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1        12669D3F3    36,069,000.00    36,028,250.93       521,956.37              -                  -       521,956.37
  A2        12669D3G1    49,220,250.00    49,198,023.23       284,703.47              -                  -       284,703.47
  A3        12669D3H9    49,220,250.00    49,198,023.23                -              -                  -                -
  A4        12669D3J5    65,001,750.00    65,001,750.00                -              -                  -                -
  A5        12669D3K2    72,782,000.00    72,782,000.00       385,538.44              -                  -       385,538.44
  A6        12669D3L0    32,136,031.00    32,136,031.00     3,604,268.91              -                  -     3,604,268.91
  A7        12669D3M8    12,574,969.00    12,574,969.00     1,410,366.13              -                  -     1,410,366.13
  A8        12669D3N6    31,000,000.00    31,000,000.00                -              -                  -                -
  A9        12669D3P1    27,900,000.00    27,900,000.00                -              -                  -                -
  A10       12669D3Q9     3,100,000.00     3,100,000.00                -              -                  -                -
   X        12669D7H5   139,434,835.00   159,639,197.29                -              -                  -                -
  PO        12669D3R7     2,380,114.94     1,850,585.37         4,254.50              -                  -         4,254.50
  AR        12669D3S5           100.00                -                -              -                  -                -
------------------------------------------------------------------------------------------------------------------------------
   M        12669D3T3     4,185,700.00     4,185,700.00         3,967.55              -                  -         3,967.55
  B1        12669D3U0     1,860,000.00     1,860,000.00         1,763.06              -                  -         1,763.06
  B2        12669D3V8     1,085,000.00     1,085,000.00         1,028.45              -                  -         1,028.45
  B3        12669D7J1       620,000.00       620,000.00           587.69              -                  -           587.69
  B4        12669D7K8       465,000.00       465,000.00           440.77              -                  -           440.77
  B5        12669D7L6       620,085.06       620,085.05           587.77              -                  -           587.77
------------------------------------------------------------------------------------------------------------------------------
Totals                  460,291,000.00   309,407,394.58     6,219,463.11              -                  -     6,219,463.11
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  A1                -       35,506,294.56       0.98439919488
  A2                -       48,913,319.76       0.99376414707
  A3                -       48,913,319.76       0.99376414707
  A4                -       65,001,750.00       1.00000000000
  A5                -       72,396,461.56       0.99470283257
  A6                -       28,531,762.09       0.88784337091
  A7                -       11,164,602.87       0.88784337091
  A8                -       31,000,000.00       1.00000000000
  A9                -       27,900,000.00       1.00000000000
  A10               -        3,100,000.00       1.00000000000
   X                -      154,379,632.97       1.10718123609
  PO                -        1,846,330.87       0.77573180791
  AR                -                   -       0.00000000000
-------------------------------------------------------------
   M                -        4,181,732.45       0.99905211791
  B1                -        1,858,236.94       0.99905211791
  B2                -        1,083,971.55       0.99905211791
  B3                -          619,412.31       0.99905211791
  B4                -          464,559.23       0.99905211791
  B5                -          619,497.28       0.99905210180
-------------------------------------------------------------
Totals              -      303,187,931.47
-------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  A1            36,028,250.93      4.250000          127,600.06                -                -       127,600.06                 -
  A2            49,198,023.23      1.720000           70,517.17                -                -        70,517.17                 -
  A3            49,198,023.23      6.780000          277,968.83                -                -       277,968.83                 -
  A4            65,001,750.00      4.500000          243,756.56                -                -       243,756.56                 -
  A5            72,782,000.00      5.750000          348,747.08                -                -       348,747.08                 -
  A6            32,136,031.00      2.657500           71,167.92                -                -        71,167.92                 -
  A7            12,574,969.00     13.653045          143,072.18                -                -       143,072.18                 -
  A8            31,000,000.00      0.250000            6,458.33                -                -         6,458.33                 -
  A9            27,900,000.00      5.500000          127,875.00                -                -       127,875.00                 -
  A10            3,100,000.00      5.500000           14,208.33                -                -        14,208.33                 -
   X           159,639,197.29      0.329881           43,884.95                -                -        43,884.95                 -
  PO             1,850,585.37      0.000000                   -                -                -                -                 -
  AR                        -      5.750000                   -                -                -                -                 -
------------------------------------------------------------------------------------------------------------------------------------
   M             4,185,700.00      5.750000           20,056.48                -                -        20,056.48                 -
  B1             1,860,000.00      5.750000            8,912.50                -                -         8,912.50                 -
  B2             1,085,000.00      5.750000            5,198.96                -                -         5,198.96                 -
  B3               620,000.00      5.750000            2,970.83                -                -         2,970.83                 -
  B4               465,000.00      5.750000            2,228.13                -                -         2,228.13                 -
  B5               620,085.05      5.750000            2,971.24                -                -         2,971.24                 -
------------------------------------------------------------------------------------------------------------------------------------
Totals         309,407,394.58                      1,517,594.55                -                -     1,517,594.55                 -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  A1                      -        127,600.06
  A2                      -         70,517.17
  A3                      -        277,968.83
  A4                      -        243,756.56
  A5                      -        348,747.08
  A6                      -         71,167.92
  A7                      -        143,072.18
  A8                      -          6,458.33
  A9                      -        127,875.00
  A10                     -         14,208.33
   X                      -         43,884.95
  PO                      -                 -
  AR                      -              0.19
----------------------------------------------
   M                      -         20,056.48
  B1                      -          8,912.50
  B2                      -          5,198.96
  B3                      -          2,970.83
  B4                      -          2,228.13
  B5                      -          2,971.24
----------------------------------------------
Totals                    -      1,517,594.74
----------------------------------------------

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  A1        12669D3F3        36,069,000.00      998.870246668       14.471051791      3.537665457       984.399194876      4.250000
  A2        12669D3G1        49,220,250.00      999.548422305        5.784275231      1.432686072       993.764147074      1.720000
  A3        12669D3H9        49,220,250.00      999.548422305        0.000000000      5.647448586       993.764147074      6.780000
  A4        12669D3J5        65,001,750.00     1000.000000000        0.000000000      3.750000000      1000.000000000      4.500000
  A5        12669D3K2        72,782,000.00     1000.000000000        5.297167432      4.791666667       994.702832568      5.750000
  A6        12669D3L0        32,136,031.00     1000.000000000      112.156629086      2.214583333       887.843370914      2.657500
  A7        12669D3M8        12,574,969.00     1000.000000000      112.156629086     11.377537750       887.843370914     13.653045
  A8        12669D3N6        31,000,000.00     1000.000000000        0.000000000      0.208333333      1000.000000000      0.250000
  A9        12669D3P1        27,900,000.00     1000.000000000        0.000000000      4.583333333      1000.000000000      5.500000
  A10       12669D3Q9         3,100,000.00     1000.000000000        0.000000000      4.583333333      1000.000000000      5.500000
   X        12669D7H5       139,434,835.00     1144.901826649        0.000000000      0.314734489      1107.181236095      0.329881
  PO        12669D3R7         2,380,114.94      777.519328541        1.787520634      0.000000000       775.731807907      0.000000
  AR        12669D3S5               100.00        0.000000000        0.000000000      1.900760780         0.000000000      5.750000
------------------------------------------------------------------------------------------------------------------------------------
   M        12669D3T3         4,185,700.00     1000.000000000        0.947882087      4.791666667       999.052117913      5.750000
  B1        12669D3U0         1,860,000.00     1000.000000000        0.947882087      4.791666667       999.052117913      5.750000
  B2        12669D3V8         1,085,000.00     1000.000000000        0.947882087      4.791666667       999.052117913      5.750000
  B3        12669D7J1           620,000.00     1000.000000000        0.947882087      4.791666667       999.052117913      5.750000
  B4        12669D7K8           465,000.00     1000.000000000        0.947882087      4.791666667       999.052117913      5.750000
  B5        12669D7L6           620,085.06      999.999983873        0.947882072      4.791666589       999.052101802      5.750000
------------------------------------------------------------------------------------------------------------------------------------
Totals                      460,291,000.00      998.088369613       20.062784226      4.895466903       978.025585387
------------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312
        Countrywide Home Loans
                    Mortgage Pass - Through Certificates
            Series 2003-07


Pool Level Data
Distribution Date                                                                                                         5/25/2003
Cut-off Date                                                                                                               3/1/2003
Determination Date                                                                                                         5/1/2003
Accrual Period 30/360              Begin                                                                                   4/1/2003
                                   End                                                                                     5/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                 310,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    309,407,394.58
Ending Aggregate Pool Stated Principal Balance                                                                       303,187,931.47

Beginning Aggregate Certificate Stated Principal Balance                                                             459,296,332.76
Ending Aggregate Certificate Stated Principal Balance                                                                452,609,295.79

Beginning Aggregate Loan Count                                                                                                  672
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  12
Ending Aggregate Loan Count                                                                                                     660

Beginning Weighted Average Loan Rate (WAC)                                                                                6.151124%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.146932%

Beginning Net Weighted Average Loan Rate                                                                                  5.885811%
Ending Net Weighted Average Loan Rate                                                                                     5.881493%

Weighted Average Maturity (WAM) (Months)                                                                                        354

Servicer Advances                                                                                                                 -

Aggregate Pool Prepayment                                                                                              5,925,852.58
Pool Prepayment Rate                                                                                                    20.7275 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                    97.1271047217%
Senior Prepayment Percentage                                                                                         00.0000000000%

Subordinate Percentage                                                                                                2.8728952783%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                     7,800,938.29
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                         7,800,938.29

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           62,252.72
Payment of Sub Servicer Fees                                                                                               1,627.71
Payment of Other Fees                                                                                                             -
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                     1,627.71
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                      7,737,057.86
Total Withdrawals                                                                                                      7,802,566.01

Ending Balance                                                                                                                    -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  2,207.15
Compensation for Gross PPIS from Servicing Fees                                                                            2,207.15
Other Gross PPIS Compensation                                                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                                62,252.72
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                      1,627.71
Other Fees Paid                                                                                                                   -
Total Fees                                                                                                                63,880.44


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                  30-59 Days   60-89 Days             90+ Days                Totals
Scheduled Principal Balance                                           -            -                    -                     -
Percentage of Total Pool Balance                              0.000000%    0.000000%            0.000000%             0.000000%
Number of Loans                                                       0            0                    0                     0
Percentage of Total Loans                                     0.000000%    0.000000%            0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                       -
Additional Gains (Recoveries)/Losses                                                                                          -
Total Realized Losses                                                                                                         -

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         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------
Protection                                                                                          Original               Current
Bankruptcy Loss                                                                                   100,000.00            100,000.00
Bankruptcy Percentage                                                                              0.032258%             0.032983%
Credit/Fraud Loss                                                                               3,100,000.00          3,100,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%             1.022468%
Special Hazard Loss                                                                             3,100,000.00          3,094,073.95
Special Hazard Loss Percentage                                                                     1.000000%             1.020514%

Credit Support                                                                                      Original               Current
Class A                                                                                       451,455,214.94        443,781,886.02
Class A Percentage                                                                                98.080392%            98.049662%

Class M                                                                                         4,185,700.00          4,181,732.45
Class M Percentage                                                                                 0.909360%             0.923917%

Class B1                                                                                        1,860,000.00          1,858,236.94
Class B1 Percentage                                                                                0.404092%             0.410561%

Class B2                                                                                        1,085,000.00          1,083,971.55
Class B2 Percentage                                                                                0.235720%             0.239494%

Class B3                                                                                          620,000.00            619,412.31
Class B3 Percentage                                                                                0.134697%             0.136854%

Class B4                                                                                          465,000.00            464,559.23
Class B4 Percentage                                                                                0.101023%             0.102640%

Class B5                                                                                          620,085.06            619,497.28
Class B5 Percentage                                                                                0.134716%             0.136872%